UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2011

PURE CYCLE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	0-8814	84-0705083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1490 Lafayette Street, Suite 203, Denver, CO 80218

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 292-3456

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Pure Cycle Corporation (the “Registrant”), a Colorado corporation, in connection with the matters described herein.

ITEM 8.01 – OTHER EVENTS

On December 19, 2011, the Registrant and the Rangeview Metropolitan District (the “District”) filed a lawsuit against the State of Colorado by and through its State Board of Land Commissioners (the “Land Board”). The complaint was filed with the District Court, City and County of Denver, Colorado. The Registrant and the District are claiming that the Land Board breached, and will breach, agreements entered into by the Land Board with the Registrant and the District in connection with a 1996 settlement agreement. Those agreements include the Amended and Restated Water Lease, dated as of April 4, 1996, between the Land Board and the District and the Service Agreement of the same date between the Registrant and the District. As initially reported in a Current Report on Form 8-K filed by the Registrant on November 29, 2011, the Land Board issued a Request for Proposal that included a draft lease agreement related to oil and gas rights at the Land Board’s “Lowry Range.” The Registrant believes the draft lease agreement does not adequately address or protect the Registrant’s exclusive right to provide water to the Lowry Range. As a result of this breach, the Registrant and the District are claiming damages which will be proven at trial.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2011

PURE CYCLE CORPORATION

	By:	/s/ Mark W. Harding
Mark W. Harding,
President and Chief Financial Officer

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